Exhibit 99

         Fortune Brands Reports Strong Second Quarter Results

    LINCOLNSHIRE, Ill.--(BUSINESS WIRE)--July 23, 2004--Fortune
Brands, Inc. (NYSE:FO):

    --  Sales Increase 19% and Operating Income Rises 23%

    --  Sustained Share Gains & Office Products Recovery Fuel
        Broad-based Performance

    -- Company Continues to See Strong Double-Digit Growth in EPS Before Charges/Gains for 2004

    Fortune Brands, Inc. (NYSE:FO), a leading consumer brands company, today reported record operating results for the second quarter of 2004. Strong demand for brands including Aristokraft cabinets, Moen faucets, Therma-Tru doors, Titleist golf balls and Jim Beam bourbon helped drive underlying double-digit sales growth. Results also benefited from share-gain initiatives, sustained productivity improvements and the successful profit recovery program in the office products business.

    -- Net income was $167.8 million, or $1.11 per diluted share, as compared to $176.7 million, or $1.18 per diluted share in the year ago quarter. Comparisons were adversely impacted by a substantial tax credit in 2003 and, to a lesser degree, a higher level of restructuring-related charges in 2004.

    -- Excluding special items in both years, diluted EPS before charges/gains was $1.28, up 24% from $1.03, and 3 cents above the mean estimate of Wall Street securities analysts.

    -- Net sales were $1.89 billion, up 19%. Sales benefited 9% from the net impact of acquisitions, favorable foreign exchange and lower excise taxes.

    --  Operating income was $295.9 million, up 23%.

    --  Return on equity was 23%.

    --  Return on invested capital was 14.8%.

    --  Year-to-date share repurchases total 3.2 million shares.

    "Underlying double-digit sales growth for our leading consumer brands drove another very strong quarter of broad-based success for Fortune Brands," said chairman & chief executive officer Norm Wesley. "Our brand-building investments, successful new products and expanding customer relationships helped drive share gains in key markets. High-return acquisitions, sustained productivity gains and supply chain efficiencies added to our results. We further enhanced value for shareholders by repurchasing more than two million shares of Fortune Brands stock since the first quarter. And notably, we recorded the final charges for the restructuring program that has dramatically turned our office products business around."

    Full-Year Outlook: Strong Double-Digit EPS Growth Before
Charges/Gains

    "Fortune Brands has had a terrific first half of 2004, and as we look to the balance of the year, we're confident in Fortune Brands' ability to continue delivering strong results," Wesley added. "We'll continue to benefit from our powerful consumer brands, successful new products, expanding customer relationships, supply chain efficiencies and an improving U.S. economy.
    "For the third quarter, we expect to comfortably achieve double-digit growth in EPS before charges/gains. For the full year, we continue to expect that EPS before charges/gains will grow strong double digits. We also anticipate sustained improvement in our returns, and we've increased our target for free cash flow to the range of $400-450 million, as well."
    The company also noted that it expects the routine IRS review of its 1997-2001 tax returns to conclude in the second half of the year. The company believes completion of the audit could potentially result in significant non-cash tax credits that would benefit this year's earnings.

    Fortune Brands, Inc. is a $6 billion leading consumer brands company. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, golf equipment and office products. Home and hardware brands include Moen faucets, Aristokraft, Schrock, Diamond and Omega cabinets, Therma-Tru door systems, Master Lock padlocks and Waterloo tool storage sold by units of Fortune Brands Home & Hardware, Inc. Major spirits and wine brands sold by units of Jim Beam Brands Worldwide, Inc. include Jim Beam and Knob Creek bourbons, DeKuyper cordials, The Dalmore single malt Scotch, Vox vodka and Geyser Peak and Wild Horse wines. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Office brands include Swingline, Wilson Jones, Kensington and Day-Timer sold by units of ACCO World Corporation. Fortune Brands, headquartered in Lincolnshire, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index.
    To receive company news releases by e-mail, please visit www.fortunebrands.com.

    This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, foreign exchange rate fluctuations, changes in interest rates, changes in commodity costs, returns on pension assets, competitive product and pricing pressures, trade consolidations, the impact of excise tax increases with respect to distilled spirits, regulatory developments, the uncertainties of litigation, changes in golf equipment regulatory standards, the impact of weather, particularly on the home products and golf brands, as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.
    This press release discusses earnings per share before charges/gains and free cash flow, measures not derived in accordance with generally accepted accounting principles. These measures should not be considered a substitute for any measure derived in accordance with generally accepted accounting principles, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures is presented in the attached pages.
-0-


                         FORTUNE BRANDS, INC.
                   CONSOLIDATED STATEMENT OF INCOME
                (In millions, except per share amounts)
                              (Unaudited)


                                           Three Months Ended June 30,
                                             2004      2003  % Change

Net Sales                                $1,889.5  $1,582.1      19.4

      Cost of goods sold                  1,041.3     855.8      21.7

      Excise taxes on spirits and wine       65.1      71.3      (8.7)

      Advertising, selling, general
        and administrative expenses         451.9     391.3      15.5

      Amortization of intangibles             8.3       4.7      76.6

      Identifiable intangible write-
       downs                                    -      12.0         -

      Restructuring
        and restructuring-related items      27.0       6.6     309.1

Operating Income                            295.9     240.4      23.1

      Interest expense                       21.7      18.6      16.7

      Other (income) expense, net            (7.5)     (7.8)      3.8

      Income taxes                          109.7      49.0     123.9

      Minority interests                      4.2       3.9       7.7

Net Income                                  167.8     176.7      (5.0)



Earnings Per Common Share
      Basic                                  1.15      1.22      (5.7)
      Diluted                                1.11      1.18      (5.9)

Avg. Common Shares Outstanding
      Basic                                 145.8     145.2       0.4
      Diluted                               150.7     149.6       0.7


                                            Six Months Ended June 30,
                                             2004      2003  % Change

Net Sales                                $3,597.3  $2,974.2      21.0

      Cost of goods sold                  1,978.9   1,622.2      22.0

      Excise taxes on spirits and wine      143.6     141.8       1.3

      Advertising, selling, general
        and administrative expenses         894.7     762.6      17.3

      Amortization of intangibles            19.4       9.5     104.2

      Identifiable intangible write-downs       -      12.0         -

      Restructuring
        and restructuring-related items      35.2      13.1     168.7

Operating Income                            525.5     413.0      27.2

      Interest expense                       43.4      36.8      17.9

      Other (income) expense, net           (26.5)    (16.7)    (58.7)

      Income taxes                          192.2     108.5      77.1

      Minority interests                      8.9       8.2       8.5

Net Income                                  307.5     276.2      11.3


Earnings Per Common Share
      Basic                                  2.10      1.89      11.1
      Diluted                                2.04      1.84      10.9

Avg. Common Shares Outstanding
      Basic                                 146.0     145.7       0.2
      Diluted                               151.0     149.9       0.7

Actual Common Shares Outstanding
      Basic                                 144.5     144.8      (0.2)
      Diluted                               149.4     149.4         -




                         FORTUNE BRANDS, INC.
                (In millions, except per share amounts)
                              (Unaudited)

NET SALES AND OPERATING INCOME

                                           Three Months Ended June 30,
                                             2004      2003  % Change

Net Sales
      Home and Hardware                    $952.8    $704.0      35.3
      Spirits and Wine                      260.0     253.6       2.5
      Golf                                  407.9     371.8       9.7
      Office                                268.8     252.7       6.4
Total                                    $1,889.5  $1,582.1      19.4


Operating Income
      Home and Hardware                    $161.2    $119.4      35.0
      Spirits and Wine                       75.9      69.5       9.2
      Golf                                   73.7      68.5       7.6
      Office                                  4.0      (3.1)    229.0
      Corporate expenses                     18.9      13.9      36.0
Total                                      $295.9    $240.4      23.1


Operating Income Before Charges (a)
      Home and Hardware                    $163.3    $119.4      36.8
      Spirits and Wine                       75.9      69.5       9.2
      Golf                                   76.5      70.5       8.5
      Office                                 26.1      13.5      93.3
Less:
      Corporate expenses                     18.9      13.9      36.0
      Identifiable intangible write-downs       -      12.0         -
      Restructuring
        and restructuring-related items      27.0       6.6     309.1
Operating Income                           $295.9    $240.4      23.1



NET SALES AND OPERATING INCOME
                                             Six Months Ended June 30,
                                             2004      2003  % Change

Net Sales
      Home and Hardware                  $1,774.3  $1,324.6      33.9
      Spirits and Wine                      536.5     492.8       8.9
      Golf                                  746.8     654.2      14.2
      Office                                539.7     502.6       7.4
Total                                    $3,597.3  $2,974.2      21.0

Operating Income
      Home and Hardware                    $274.9    $207.7      32.4
      Spirits and Wine                      142.7     127.4      12.0
      Golf                                  124.7     101.2      23.2
      Office                                 20.0       4.9     308.2
      Corporate expenses                     36.8      28.2      30.5
Total                                      $525.5    $413.0      27.2


Operating Income Before Charges (a)
      Home and Hardware                    $277.4    $207.7      33.6
      Spirits and Wine                      142.7     127.4      12.0
      Golf                                  129.6     103.2      25.6
      Office                                 47.8      28.0      70.7
Less:
      Corporate expenses                     36.8      28.2      30.5
      Identifiable intangible write-
       downs                                    -      12.0         -
      Restructuring
        and restructuring-related items      35.2      13.1     168.7
Operating Income                           $525.5    $413.0      27.2

(a) Operating Income Before Charges, which is a measure not derived in accordance with generally accepted accounting principles (GAAP), is Operating Income derived in accordance with GAAP excluding restructuring and restructuring-related items and identifiable intangible write-downs. Management uses this and other measures to determine the returns generated by our operating subsidiaries and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying results of the Company's businesses from year to year. This measure may also be inconsistent with similar measures presented by other companies.


FREE CASH FLOW
                                                        2004 Full Year
                                                        Targeted Range
Free Cash Flow (b)                                         $400 - 450
Add :
Net Capital Expenditures                                    225 - 240
Dividends Paid                                                 175

Cash Flow From Operations                                  $800 - 865

(b) The term "free cash flow" is cash flow from operations less net capital expenditures and dividends paid to stockholders, assuming the June 30th dividend rate and basic shares outstanding. Free cash flow is not a measure under generally accepted accounting principles (GAAP) and should not be considered as a substitute for any measure derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and repurchase common stock. This measure may also be inconsistent with similar measures presented by other companies.


EPS BEFORE CHARGES/GAINS

The following sets forth EPS Before Charges/Gains, which is a measure not derived in accordance with GAAP:

In 2004, EPS Before Charges/Gains is Net Income calculated on a per share basis excluding the $27 million ($24.5 million after tax) and $35.2 million ($29.8 million after tax) restructuring and restructuring-related items recorded in the three-month and six-month periods ended June 30, 2004. EPS Before Charges/Gains for the six-month period ended June 30, 2004 also excludes $12 million ($7.6 million after tax) in insurance proceeds from a Kentucky bourbon warehouse fire.

In 2003, EPS Before Charges/Gains is Net Income calculated on a per share basis excluding the $6.6 million ($4.3 million after tax) and $13.1 million ($8.5 million after tax) restructuring and restructuring-related items recorded in the three-month and six-month periods ended June 30, 2003. EPS Before Charges/Gains also excludes a $35 million tax reserve reversal and $12 million ($8 million after tax) in identifiable intangible write-downs.

Management uses this and other measures to evaluate overall performance of the Company, and believes this measure provides investors with helpful supplemental information regarding the underlying results of the Company's businesses from year to year. This measure may also be inconsistent with similar measures provided by other companies.

                                           Three Months Ended June 30,
                                             2004      2003  % Change

Net Income Before Charges/Gains            $192.3    $154.0      24.9

Earnings Per Common Share - Basic

      Net Income Before Charges/Gains        1.32      1.06      24.5

      Identifiable intangible write-downs       -     (0.05)    100.0

      Tax-related gains                         -      0.24    (100.0)

      Restructuring
        and restructuring-related items     (0.17)    (0.03)   (466.7)

Net Income                                   1.15      1.22      (5.7)


Earnings Per Common Share - Diluted

      Net Income Before Charges/Gains        1.28      1.03      24.3

      Identifiable intangible write-downs       -     (0.05)    100.0

      Tax-related gains                         -      0.23    (100.0)

      Restructuring
        and restructuring-related items     (0.17)    (0.03)   (466.7)

Net Income                                   1.11      1.18      (5.9)

                                             Six Months Ended June 30,
                                             2004      2003  % Change

Net Income Before Charges/Gains            $329.7    $257.7      27.9

Earnings Per Common Share - Basic

      Net Income Before Charges/Gains        2.26      1.77      27.7

      Kentucky bourbon warehouse
        fire insurance proceeds              0.05         -         -

      Identifiable intangible write-downs       -     (0.06)    100.0

      Tax-related gains                         -      0.24    (100.0)

      Restructuring
        and restructuring-related items     (0.21)    (0.06)   (250.0)

Net Income                                   2.10      1.89      11.1


Earnings Per Common Share - Diluted

      Net Income Before Charges/Gains        2.18      1.72      26.7

      Kentucky bourbon warehouse
        fire insurance proceeds              0.05         -         -

      Identifiable intangible write-downs       -     (0.05)    100.0

      Tax-related gains                         -      0.23    (100.0)

      Restructuring
        and restructuring-related items     (0.19)    (0.06)   (216.7)

Net Income                                   2.04      1.84      10.9

RECONCILIATION OF 2004 EARNINGS GUIDANCE TO GAAP

The Company is targeting third quarter 2004 EPS before charges/gains to comfortably achieve double digit growth.

For the full year 2004, the Company is targeting EPS before charges/gains to grow at a strong double digit rate. The Company currently expects 2004 EPS on a reported basis to be up strongly. While the Company currently expects net charges in the range of $0.19-0.21 per share in 2004 versus a net gain of $0.07 per share from charges/gains in 2003, favorable resolution of the routine audit of the Company's 1997-2001 tax returns could potentially result in significant non-cash tax credits that would benefit this year's earnings. The estimated $0.19-0.21 per share range consists of $0.24-0.26 in restructuring and restructuring related items partly offset by $.05 in insurance proceeds related to a fire at a Jim Beam warehouse last year recorded in the first quarter of 2004.

EPS Before Charges/Gains, which is a measure not derived in accordance with generally accepted accounting principles (GAAP), is Net Income calculated on a per share basis excluding restructuring and restructuring-related items, as well as write-downs in intangibles, tax reserve reversals and tax-related interest income. Management uses this and other measures to evaluate overall performance of the Company, and believes this measure provides investors with helpful supplemental information regarding the underlying results of the Company's businesses from year to year. This measure may also be inconsistent with similar measures provided by other companies.


RESTRUCTURING AND RESTRUCTURING-RELATED ITEMS

The Company recorded pre-tax restructuring and restructuring-related items of $27 million ($24.5 million after tax) and $35.2 million ($29.8 million after tax) in the three-month and six-month periods ended June 30, 2004. The charges relate to rationalization of operations in the Office, Golf and Home and Hardware segments.

                   Three Months Ended June 30, 2004
                (In millions, except per share amounts)

                                   Restructuring-Related Items
                    Restructuring   Cost of Sales     SG & A
                                      Charges        Charges     Total

   Home and Hardware    $0.9           $1.2              $-      $2.1
   Golf                  0.6            2.2               -       2.8
   Office               16.9            2.9             2.3      22.1
Total                  $18.4           $6.3            $2.3     $27.0


Income tax benefit                                                2.5
Net charge                                                      $24.5
Charge per common share
   Basic                                                        $0.17
   Diluted                                                      $0.17

                    Six Months Ended June 30, 2004
                (In millions, except per share amounts)

                                   Restructuring-Related Items
                    Restructuring   Cost of Sales     SG & A
                                      Charges        Charges     Total

   Home and Hardware    $1.0           $1.5              $-      $2.5
   Golf                  0.6            4.3               -       4.9
   Office               19.5            4.7             3.6      27.8
Total                  $21.1          $10.5            $3.6     $35.2



Income tax benefit                                                5.4
Net charge                                                      $29.8
Charge per common share
   Basic                                                        $0.21
   Diluted                                                      $0.19


                         FORTUNE BRANDS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEET
                             (In millions)
                              (Unaudited)

                                               June 30,     June 30,
                                                  2004         2003

Assets
    Current assets
        Cash and cash equivalents              $   183.4     $  132.3
        Accounts receivable, net                 1,134.2        993.8
        Inventories                                985.0        869.8
        Other current assets                       271.8        272.1
          Total current assets                   2,574.4      2,268.0

      Property, plant and equipment, net         1,330.8      1,184.9
      Intangibles resulting from
        business acquisitions, net               3,360.0      2,386.9
      Other assets                                 457.9        404.1

          Total assets                         $ 7,723.1     $6,243.9


Liabilities and Stockholders' Equity
    Current liabilities
        Short-term debt                        $   627.1     $  410.2
        Current portion of long-term
         debt                                      200.4        132.6
        Other current liabilities                1,456.0      1,270.8
          Total current liabilities              2,283.5      1,813.6

    Long-term debt                               1,242.6        841.5
    Other long-term liabilities                  1,038.6        766.5
    Minority interests                             369.2        368.4
          Total liabilities                      4,933.9      3,790.0

    Stockholders' equity                         2,789.2      2,453.9

          Total liabilities and
           stockholders' equity                $ 7,723.1     $6,243.9



    CONTACT: Fortune Brands, Inc.
             Clarkson Hine (Media Relations), 847-484-4415 or
             Tony Diaz (Investor Relations), 847-484-4410